Exhibit 99

News Release

Contact

Bev Fleming, Investor Relations

(312) 444-7811

or

Richard Jurek, Public Relations

(312) 444-5281

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD FULL YEAR 2006 EARNINGS OF

$3.00 PER SHARE, UP 14% FROM THE PRIOR YEAR.

- Fourth Quarter Earnings of $.77 Per Share, Up 15% From The Prior Year Fourth Quarter -

(Chicago, January 17, 2007) Northern Trust Corporation today reported record net income per common share of $3.00 for 2006, an increase of 14% from $2.64 per share a year ago. Net income increased 14% to a record $665.4 million, up from $584.4 million last year. This performance resulted in a return on average common equity of 17.6%.

For the fourth quarter, net income per common share was a record $.77, up 15% from $.67 reported in 2005. Net income was $170.8 million compared with $147.6 million earned in the fourth quarter of last year and resulted in a return on average common equity of 17.1%.

William A. Osborn, Chairman and Chief Executive Officer, commented, “We are pleased to report record net income for the fourth quarter and full year. Solid year over year revenue growth resulted in our eighth consecutive quarter of double-digit earnings per share growth. Client assets also grew at a double-digit rate, with assets under custody increasing 21% to $3.5 trillion and assets under management increasing 13% to $697 billion. Global custody assets of $1.7 trillion increased 36% over last year and now represent more than half of our institutional assets under custody. We continue to invest in our people, product breadth to support client’s needs and our physical presence. We believe these investments provide a strong foundation for continued growth in 2007.”

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s fourth quarter consolidated revenues reached $776.0 million, up 12% from last year’s fourth quarter. Trust, investment and other servicing fees of $458.2 million increased 14% from last year and represented 59% of fourth quarter revenues. Total fee-related income represented 73% of revenues. Net interest income was up 10% from a year ago to $206.6 million and foreign exchange trading income was up 23% to $54.3 million.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) in the quarter increased 15% to $253.9 million from the year-ago quarter reflecting new business and higher equity markets. Strong growth in our international business resulted in an 18% increase in custody and fund administration fees to $129.9 million. Securities lending fees totaled $41.7 million, up 28% compared with last year, driven by higher average volumes and improved spreads on the investment of cash collateral. Fees from asset management in the quarter grew 9% from the prior year to $67.0 million. C&IS assets under custody totaled $3.26 trillion, up 21% from a year ago, and included $1.69 trillion of global custody assets, a 36% increase compared with a year ago. C&IS assets under management totaled $562.5 billion, a 12% increase from the prior year.

Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter increased 11% and totaled a record $204.3 million compared with $183.2 million a year ago. The increase in PFS fees resulted primarily from strong new business results and higher equity markets. Revenue growth continued to be broad-based, with all major regions and the Wealth Management Group reporting year-over-year increases in fees. PFS assets under custody totaled $281.9 billion, a 25% increase from $225.6 billion in the prior year. PFS assets under management totaled $134.7 billion, a 15% increase from $117.2 billion last year.

Foreign exchange trading income of $54.3 million increased 23% from the prior year quarter, driven by strong client volumes. Revenues from security commissions and trading income equaled $15.6 million, up 23% from the prior year, driven by strong transition management services. Other operating income was $24.9 million for the fourth quarter compared with $28.9 million in the same period last year. The prior year quarter included nonrecurring gains of $4.5 million from the sale of certain real estate and other assets.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $206.6 million, up 10% from $187.3 million reported in the prior year quarter. The increase reflects higher levels of average earning assets. Average earning assets of $49.2 billion were 19% higher than a year ago driven by growth in loans and leases, short term money market assets and securities. The net interest margin equaled 1.67%, down from 1.80% in the prior year quarter. The decline in the net interest margin reflects the significant growth in global custody related deposits which have been invested in short-term money market assets.

The reserve for credit losses at December 31, 2006 of $151.0 million increased $1.6 million from the September 30, 2006 balance. The provision for credit losses was $2.0 million in the current quarter compared with no provision in the prior year quarter. The current quarter provision is primarily due to overall growth in the loan portfolio, partially offset by certain credit rating upgrades. Net charge-offs in the quarter totaled $.5 million compared with $.1 million in the fourth quarter last year. Nonperforming loans totaled $35.7 million at December 31, 2006, compared with $32.1 million at September 30, 2006 and $31.0 million at December 31, 2005. The reserve for credit losses of $151.0 million included $10.6 million allocated to loan commitments and other off-balance sheet exposures. The remaining $140.4 million reserve assigned to loans and leases at December 31, 2006 represented a reserve to loan ratio of .62%, compared with .66% at September 30, 2006 and .63% a year ago. Nonperforming loans of $35.7 million at quarter-end represented .16% of total loans and leases and were covered 3.9 times by the assigned reserve.

Noninterest expenses totaled $514.6 million for the quarter, up 13% from $456.7 million in the year-ago quarter.

Compensation and employee benefit expenses totaled $277.0 million, up $29.4 million or 12% compared with last year. The current quarter increase was driven by increased staff levels, annual salary increases, higher employment taxes and pension costs and higher performance-based compensation. The increase also reflects $2.4 million in expense associated with the

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

adoption on January 1, 2006 of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” Staff on a full-time equivalent basis at December 31, 2006 totaled approximately 9,700, up 8% from a year ago.

Other expense categories totaled $237.6 million, up $28.5 million or 14% from $209.1 million last year. The current quarter increase reflects volume driven growth in global subcustody expense and higher expenses for technical and consulting services, hiring and relocation, and computer software amortization.

The provision for income taxes was $71.3 million resulting in an effective tax rate of 29.5%. In the prior year quarter, the provision for income taxes was also $71.3 million and the effective tax rate was 32.6%. The lower effective tax rate reflects management’s decision to reinvest indefinitely the 2006 earnings of certain non-U.S. subsidiaries, which resulted in a $7.9 million reduction in deferred tax liabilities related to these earnings. Additionally, in connection with the one-time election to repatriate earnings of non-U.S. subsidiaries provided by the American Jobs Creation Act of 2004, Northern Trust finalized its recognition of tax benefits associated with this election, recording an additional $2.0 million of benefits in the current quarter. The initial tax benefit associated with this election, recognized in the prior year fourth quarter, totaled $3.5 million.

FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER

Net income per common share of $.77 for the fourth quarter of 2006 increased 4% from $.74 per share reported in the third quarter of 2006. Net income also increased 4% to $170.8 million, up from $163.7 million in the third quarter.

Consolidated revenues increased $26.4 million to $776.0 million. Trust, investment and other servicing fees increased $20.1 million or 5% in the quarter with C&IS fees increasing $10.4 million or 4% and PFS fees increasing $9.7 million or 5%. Consolidated net interest income increased $8.1 million or 4% in the quarter.

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FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER (continued)

The provision for credit losses was $2.0 million in the fourth quarter compared with $6.0 million in the third quarter of 2006.

Noninterest expense totaled $514.6 million in the fourth quarter, an increase of $37.6 million or 8% from the third quarter. Compensation and employee benefits increased $8.8 million primarily as a result of increased staff levels and higher performance-based compensation. Occupancy, equipment and other operating expenses also increased. The increase in other operating expenses is due to higher fees for consulting and other professional services including volume driven global subcustody expense, and higher business promotion and advertising.

The provision for income taxes was $71.3 million in the fourth quarter compared with $86.8 million in the third quarter. The fourth quarter includes the $9.9 million in tax items discussed above.

BALANCE SHEET

Balance sheet assets averaged $57.3 billion for the quarter, up 21% from last year’s fourth quarter average of $47.5 billion. The securities portfolio averaged $13.6 billion, up 24% from last year, while loans and leases averaged $21.3 billion, up 10%. Money market assets increased 30% from the prior year and averaged $14.3 billion for the quarter. The increase in earning assets was primarily funded by growth in foreign office deposits and other short-term borrowings.

Residential mortgages averaged $8.6 billion in the quarter, up 4% from the prior year’s fourth quarter, and represented 41% of the total average loan and lease portfolio. Commercial and industrial loans averaged $4.7 billion, up 33% from $3.5 billion last year, while personal loans averaged $3.0 billion, up 10% from last year’s fourth quarter.

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BALANCE SHEET (continued)

Common stockholders’ equity averaged a record $3.95 billion, up 11% from last year’s fourth quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation’s share buyback program.

The December 31, 2006 adoption of a new accounting standard relating to defined benefit pension and other post retirement plans reduced stockholders equity by $160 million due to the requirement that employers recognize any previously unrecognized actuarial gains/losses and prior service costs, net of tax, in accumulated other comprehensive income. In anticipation of the initial impact of adopting this new accounting standard, the Corporation reduced stock repurchases under the share buyback program in the fourth quarter of 2006, repurchasing 83,190 shares. For the full year, the Corporation repurchased 2,359,216 shares at a cost of $131.3 million ($55.65 average price per share). An additional 11.9 million shares are authorized for repurchase after December 31, 2006 under the previously announced share buyback program.

FULL-YEAR PERFORMANCE HIGHLIGHTS

Full-year performance information includes the results of Baring Asset Management’s Financial Services Group, which was acquired on March 31, 2005. Record net income per common share of $3.00 was 14% higher than the $2.64 reported in 2005. Record net income was $665.4 million compared with $584.4 million earned last year and resulted in a return on average common equity of 17.6%.

Revenues of $3.06 billion were up 14% from the $2.69 billion last year. Trust, investment and other servicing fees were $1.79 billion for the period, up 15% compared with $1.56 billion last year. Trust, investment and other servicing fees represented 59% of revenues and total fee-related income represented 74% of total revenues.

Trust, investment and other servicing fees from C&IS increased 19% to $1.0 billion from $851.4 million a year ago. Custody and fund administration fees increased 25% to $500.3 million for the year, reflecting strong growth in global fees. Securities lending fees increased

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FULL-YEAR PERFORMANCE HIGHLIGHTS (continued)

29% and totaled $191.5 million compared with $148.7 million last year primarily reflecting higher volumes and improved spreads on the investment of cash collateral, while fees from asset management grew 6% to $256.3 million.

Trust, investment and other servicing fees from PFS increased 10% and totaled $781.3 million compared with $708.0 million last year. The increase resulted primarily from new business and higher equity markets. Revenue growth was broad-based, with all regions and the Wealth Management Group reporting year-over-year increases in fees.

Foreign exchange trading income was $247.3 million in the period compared with $180.2 million last year. Revenues from security commissions and trading income were $62.7 million compared with $55.2 million in the prior year. Other operating income was $97.8 million for the period compared with $97.5 million last year. The prior year included $9.2 million of nonrecurring gains.

Net interest income, stated on a fully taxable equivalent basis, totaled $794.7 million, an increase of 10% from the $722.3 million reported in the prior year. Total average earning assets of $46.0 billion were 14% higher than a year ago. The net interest margin of 1.73% was down from 1.79% in the prior year.

The provision for credit losses was $15.0 million for the year compared with $2.5 million in 2005. The provision in 2006 is primarily due to the growth in the commercial loan portfolio and the migration of certain loans to higher risk credit ratings, partially offset by repayments received on lower rated loans. Net charge-offs totaled $.2 million compared with $5.8 million of net charge-offs last year.

Noninterest expenses totaled $1.96 billion for the period, up 13% from $1.73 billion a year-ago. Compensation and employee benefits of $1.09 billion represented 56% of total noninterest expenses and included $17.7 million of expense associated with the expensing of stock options which began in the current year. The increased expenses also reflect the impact of higher staff levels, annual salary increases, performance based compensation, and higher employment taxes, pension and health care costs.

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FULL-YEAR PERFORMANCE HIGHLIGHTS (continued)

Other expense categories totaled $862.7 million for the period, up 12% from $770.3 million in 2005. The increase primarily reflects higher consulting and other professional services, volume driven growth in global subcustody expense, and increased occupancy expense and amortization of computer software and intangible assets.

Total income tax expense was $358.8 million for the year representing an effective rate of 35.0%. This compares with $303.4 million in income tax expense and an effective rate of 34.2% in 2005. The 2006 tax provision includes a $15.0 million increase in tax reserves associated with Northern Trust’s leveraged leasing portfolio, partially offset by the $9.9 million in tax items recorded in the fourth quarter of 2006.

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments in litigation and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “strategy,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2005 Financial Annual Report to Shareholders, including the section of

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FORWARD-LOOKING STATEMENTS (continued)

Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including economic, operating, investment performance and fiduciary, regulation, litigation, strategic, and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast live on January 17, 2007. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 1:00 p.m. CT on January 17, 2007 through 6:00 p.m. CT on January 24, 2007. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	FOURTH QUARTER
	2006	2005	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$458.2	$403.5	14%
Foreign Exchange Trading Income	54.3	44.0	23
Treasury Management Fees	15.3	15.8	(3)
Security Commissions & Trading Income	15.6	12.8	23
Other Operating Income	24.9	28.9	(14)
Investment Security Transactions	1.1	0.1	N/M

Total Noninterest Income	569.4	505.1	13

Interest Income (Taxable Equivalent)	639.9	458.8	39
Interest Expense	433.3	271.5	60

Net Interest Income (Taxable Equivalent)	206.6	187.3	10

Total Revenue (Taxable Equivalent)	776.0	692.4	12

Noninterest Expenses
Compensation	223.3	200.4	11
Employee Benefits	53.7	47.2	14
Occupancy Expense	37.3	37.4	N/M
Equipment Expense	22.9	22.6	1
Other Operating Expenses	177.4	149.1	19

Total Noninterest Expenses	514.6	456.7	13

Provision for Credit Losses	2.0	—	N/M
Taxable Equivalent Adjustment	17.3	16.8	3

Income before Income Taxes	242.1	218.9	11
Provision for Income Taxes	71.3	71.3	—

NET INCOME	$170.8	$147.6	16%

Per Common Share
Net Income
Basic	$0.78	$0.68	15%
Diluted	0.77	0.67	15

Return on Average Common Equity	17.14%	16.38%
Average Common Equity	$3,953.9	$3,574.5	11%
Return on Average Assets	1.18%	1.23%

Common Dividend Declared per Share	$0.25	$0.23	9%

Average Common Shares Outstanding (000s)
Basic	218,012	217,835
Diluted	222,289	221,562
Common Shares Outstanding (EOP)	218,701	218,129

(*)	Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

Note:	Certain reclassifications have been made to prior periods’ consolidated financial statements to place them on a basis comparable with the current period’s consolidated financial statements.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	TWELVE MONTHS
	2006	2005	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,791.6	$1,559.4	15%
Foreign Exchange Trading Income	247.3	180.2	37
Treasury Management Fees	65.4	71.2	(8)
Security Commissions & Trading Income	62.7	55.2	14
Other Operating Income	97.8	97.5	N/M
Investment Security Transactions	1.4	0.3	368

Total Noninterest Income	2,266.2	1,963.8	15

Interest Income (Taxable Equivalent)	2,271.6	1,651.5	38
Interest Expense	1,476.9	929.2	59

Net Interest Income (Taxable Equivalent)	794.7	722.3	10

Total Revenue (Taxable Equivalent)	3,060.9	2,686.1	14

Noninterest Expenses
Compensation	876.6	774.2	13
Employee Benefits	217.6	190.4	14
Occupancy Expense	145.4	133.7	9
Equipment Expense	82.5	83.2	(1)
Other Operating Expenses	634.8	553.4	15

Total Noninterest Expenses	1,956.9	1,734.9	13

Provision for Credit Losses	15.0	2.5	500
Taxable Equivalent Adjustment	64.8	60.9	6

Income before Income Taxes	1,024.2	887.8	15
Provision for Income Taxes	358.8	303.4	18

NET INCOME	$665.4	$584.4	14%

Per Common Share
Net Income
Basic	$3.06	$2.68	14%
Diluted	3.00	2.64	14

Return on Average Common Equity	17.57%	17.01%
Average Common Equity	$3,786.7	$3,434.8	10%
Return on Average Assets	1.25%	1.27%

Common Dividends Declared per Share	$0.94	$0.86	9%

Average Common Shares Outstanding (000s)
Basic	217,766	218,102
Diluted	221,784	221,557
Common Shares Outstanding (EOP)	218,701	218,129

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	FOURTH QUARTER 2006	THIRD QUARTER 2006	% Change
Noninterest Income
Trust, Investment and Other Servicing Fees	$458.2	$438.1	5%
Foreign Exchange Trading Income	54.3	52.8	3
Treasury Management Fees	15.3	16.4	(7)
Security Commissions & Trading Income	15.6	15.5	1
Other Operating Income	24.9	28.3	(12)
Investment Security Transactions	1.1	—	N/M

Total Noninterest Income	569.4	551.1	3

Interest Income (Taxable Equivalent)	639.9	582.4	10
Interest Expense	433.3	383.9	13

Net Interest Income (Taxable Equivalent)	206.6	198.5	4

Total Revenue (Taxable Equivalent)	776.0	749.6	4

Noninterest Expenses
Compensation	223.3	215.5	4
Employee Benefits	53.7	52.7	2
Occupancy Expense	37.3	33.8	10
Equipment Expense	22.9	20.4	12
Other Operating Expenses	177.4	154.6	15

Total Noninterest Expenses	514.6	477.0	8

Provision for Credit Losses	2.0	6.0	(67)
Taxable Equivalent Adjustment	17.3	16.1	7

Income before Income Taxes	242.1	250.5	(3)
Provision for Income Taxes	71.3	86.8	(18)

NET INCOME	$170.8	$163.7	4%

Per Common Share
Net Income
Basic	$0.78	$0.75	4%
Diluted	0.77	0.74	4

Return on Average Common Equity	17.14%	16.96%
Average Common Equity	$3,953.9	$3,829.7	3%
Return on Average Assets	1.18%	1.23%

Common Dividend Declared per Share	$0.25	$0.23	9%

Average Common Shares Outstanding (000s)
Basic	218,012	217,618
Diluted	222,289	221,774
Common Shares Outstanding (EOP)	218,701	217,990

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	DECEMBER 31
	2006	2005	% Change (*)
Assets
Money Market Assets	$16,790.3	$16,035.7	5%
Securities
U.S. Government	1.0	18.0	(94)
Government Sponsored Agency and Other	11,460.1	10,170.8	13
Municipal	895.5	917.4	(2)
Trading Account	8.6	2.8	208

Total Securities	12,365.2	11,109.0	11
Loans and Leases	22,609.7	19,968.5	13

Total Earning Assets	51,765.2	47,113.2	10
Reserve for Credit Losses Assigned to Loans	(140.4)	(125.4)	12
Cash and Due from Banks	4,961.0	2,996.2	66
Trust Security Settlement Receivables	339.3	317.0	7
Buildings and Equipment, net	487.2	471.5	3
Other Nonearning Assets	3,299.9	2,641.3	25

Total Assets	$60,712.2	$53,413.8	14%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,296.9	$9,844.1	(16	) %
Other Time	459.6	391.6	17
Foreign Office Time	25,748.8	20,857.0	23

Total Interest-Bearing Deposits	34,505.3	31,092.7	11
Short-Term Borrowings	7,748.6	5,500.2	41
Senior Notes and Long-Term Debt	3,029.8	3,367.0	(10)

Total Interest-Related Funds	45,283.7	39,959.9	13
Demand & Other Noninterest-Bearing Deposits	9,314.9	7,426.8	25
Other Liabilities	2,169.7	2,426.3	(11)

Total Liabilities	56,768.3	49,813.0	14
Common Equity	3,943.9	3,600.8	10

Total Liabilities and Stockholders’ Equity	$60,712.2	$53,413.8	14%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	DECEMBER 31 2006	SEPTEMBER 30 2006	% Change
Assets
Money Market Assets	$16,790.3	$14,656.8	15%
Securities
U.S. Government	1.0	17.8	(94)
Government Sponsored Agency and Other	11,460.1	11,193.1	2
Municipal	895.5	900.9	(1)
Trading Account	8.6	7.8	10

Total Securities	12,365.2	12,119.6	2
Loans and Leases	22,609.7	21,269.3	6

Total Earning Assets	51,765.2	48,045.7	8
Reserve for Credit Losses Assigned to Loans	(140.4)	(139.4)	1
Cash and Due from Banks	4,961.0	3,824.9	30
Trust Security Settlement Receivables	339.3	250.7	35
Buildings and Equipment, net	487.2	471.6	3
Other Nonearning Assets	3,299.9	2,747.4	20

Total Assets	$60,712.2	$55,200.9	10%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,296.9	$7,969.0	4%
Other Time	459.6	465.6	(1)
Foreign Office Time	25,748.8	23,152.8	11

Total Interest-Bearing Deposits	34,505.3	31,587.4	9
Short-Term Borrowings	7,748.6	6,748.2	15
Senior Notes and Long-Term Debt	3,029.8	3,363.4	(10)

Total Interest-Related Funds	45,283.7	41,699.0	9
Demand & Other Noninterest-Bearing Deposits	9,314.9	7,088.5	31
Other Liabilities	2,169.7	2,477.4	(12)

Total Liabilities	56,768.3	51,264.9	11
Common Equity	3,943.9	3,936.0	N/M

Total Liabilities and Stockholders’ Equity	$60,712.2	$55,200.9	10%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	FOURTH QUARTER
	2006	2005	% Change (*)
Assets
Money Market Assets	$14,277.1	$10,946.6	30%
Securities
U.S. Government	171.0	18.4	829
Government Sponsored Agency and Other	12,545.5	10,002.3	25
Municipal	897.8	922.7	(3)
Trading Account	6.0	5.5	9

Total Securities	13,620.3	10,948.9	24
Loans and Leases	21,285.8	19,334.4	10

Total Earning Assets	49,183.2	41,229.9	19
Reserve for Credit Losses Assigned to Loans	(139.4)	(126.3)	10
Nonearning Assets	8,274.5	6,384.4	30

Total Assets	$57,318.3	$47,488.0	21%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,385.6	$8,840.1	(5	) %
Other Time	480.2	390.1	23
Foreign Office Time	24,134.8	17,651.3	37

Total Interest-Bearing Deposits	33,000.6	26,881.5	23
Short-Term Borrowings	7,900.3	4,358.8	81
Senior Notes and Long-Term Debt	3,301.5	3,444.0	(4)

Total Interest-Related Funds	44,202.4	34,684.3	27
Demand & Other Noninterest-Bearing Deposits	6,485.3	6,047.6	7
Other Liabilities	2,676.7	3,181.6	(16)

Total Liabilities	53,364.4	43,913.5	22
Common Equity	3,953.9	3,574.5	11

Total Liabilities and Stockholders’ Equity	$57,318.3	$47,488.0	21%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2006 Quarters				2005 Quarters
	Fourth	Third	Second	First	Fourth
Net Income Summary
Trust, Investment and Other Servicing Fees	$458.2	$438.1	$452.8	$442.5	$403.5
Other Noninterest Income	111.2	113.0	140.5	109.9	101.6
Net Interest Income (Taxable Equivalent)	206.6	198.5	199.0	190.6	187.3

Total Revenue (Taxable Equivalent)	776.0	749.6	792.3	743.0	692.4
Provision for Credit Losses	2.0	6.0	3.0	4.0	—
Noninterest Expenses	514.6	477.0	492.0	473.3	456.7

Pretax Income (Taxable Equivalent)	259.4	266.6	297.3	265.7	235.7
Taxable Equivalent Adjustment	17.3	16.1	16.1	15.3	16.8
Provision for Income Taxes	71.3	86.8	113.3	87.4	71.3

Net Income	$170.8	$163.7	$167.9	$163.0	$147.6

Per Common Share
Net Income - Basic	$0.78	$0.75	$0.77	$0.75	$0.68
- Diluted	0.77	0.74	0.76	0.74	0.67
Dividend Declared	0.25	0.23	0.23	0.23	0.23
Book Value (EOP)	18.03	18.06	17.48	16.98	16.51
Market Value (EOP)	60.69	58.43	55.30	52.50	51.82

Ratios
Return on Average Common Equity	17.14%	16.96%	18.05%	18.22%	16.38%
Return on Average Assets	1.18	1.23	1.28	1.33	1.23
Net Interest Margin	1.67	1.73	1.73	1.79	1.80
Productivity Ratio	151%	157%	161%	157%	152%
Risk-based Capital Ratios
Tier 1	9.8%	10.2%	10.0%	10.2%	9.7%
Total (Tier 1 + Tier 2)	12.0	12.5	12.4	12.7	12.3
Leverage	6.7	7.0	6.8	7.0	7.1

Trust Assets Under Custody ($ in Billions) - EOP **
Corporate	$3,263.5	$3,065.7	$2,925.2	$2,889.8	$2,699.7
Personal	281.9	242.8	234.9	235.6	225.6

Total Trust Assets Under Custody	$3,545.4	$3,308.5	$3,160.1	$3,125.4	$2,925.3

Managed Assets	$697.2	$667.2	$640.1	$652.8	$617.9

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$35.7	$32.1	$30.1	$31.1	$31.0
Other Real Estate Owned (OREO)	1.4	0.4	2.7	0.1	0.1

Total Nonperforming Assets	$37.1	$32.5	$32.8	$31.2	$31.1

Nonperforming Assets / Loans & OREO	0.16%	0.15%	0.15%	0.16%	0.16%

Gross Charge-offs	$0.9	$0.3	$0.2	$0.4	$0.3
Less: Gross Recoveries & Foreign Translation	0.5	0.2	0.8	0.3	0.2

Net Charge-offs (Recoveries & Translation)	$0.4	$0.1	$(0.6)	$0.1	$0.1

Net Charge-offs (Annualized) to Average Loans	0.01%	0.00%	-0.01%	0.00%	0.00%
Reserve for Credit Losses Assigned to Loans	$140.4	$139.4	$133.5	$129.3	$125.4
Reserve to Nonaccrual Loans	393%	434%	444%	416%	405%
Reserve for Other Credit-Related Exposures	$10.6	$10.0	$10.0	$10.6	$10.6

**	Assets Under Custody do not include assets administered but not held under custody that were previously included within the category of Assets Under Administration.